AFFILIATED UNDERWRITINGS (RULE 10F-3) FORM

1.	Security Purchased:    BWP 3.375%  02/01/2023

2.	Cusip Number: 096630AC2

3.	Date of Purchase:  11/5/2012

4.	Broker Name:        Barclays
(Cannot purchase directly from PNC
Affiliated Underwriter)

5.	The purchase of the security is determined by a person
who has portfolio management
responsibility for PNC Bank to be a sound acquisition for PNC Bank on the basis of PNC Bank's investment guidelines, which may include the following (i) investment objectives: (ii) tax-exempt targets; (iii) maturity targets; (iv) duration / convexity; (v) diversification; (vi)spread; and any other considerations pertinent to the account:

Yes      X       No        (only for separately
managed accounts subadvised by PNC Capital)

6.	Issuer:  Boardwalk Pipelines LP

7.	Name of Affiliated Underwriter (as defined in PNC Funds',
PNC Advantage's, and PNC Capital's procedures) managing or participating in syndicate (attach list of all members of syndicate):
PNC Capital Markets LLC

8.	 Aggregate principal amount
 of purchase:   $8,000,000

9.	Aggregate principal amount
 of offering:   $300,000,000

10.	Purchase price (net of fees and expenses):  99.973

11.	Date offering commenced:  November 5, 2012

12.	Offering price at end of first day on which any sales
were made:  99.973

13.	Commission, spread or profit:

14.	Have the following conditions been satisfied:  Yes  or  No

 a. Does the account's governing
document(s) allow for this    security to
be purchased?
YES

b. The securities are a part of an issue registered under the Securities Act of 1933, as amended, which is being offered to the public, or are Eligible Municipal
Securities or are securities sold in an
Eligible Foreign Offering, or are
securities sold in an Eligible Rule 144A
Offering.
YES

c. The securities were purchased prior to the end of the first full day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase required by law to be granted to existing security holders of the issuer) or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated.
YES

d. The underwriting was a firm commitment underwriting?
YES

e. The commission, spread or profit was
reasonable and fair in relation to that
being received by others for underwriting similar securities during the same period?
YES

f. In respect of any securities other
than Eligible Municipal Securities, the
issuer of such securities has been in
continuous operation for not less than
three years (including the operations of predecessors).
YES

g. The amount of such securities
purchased by the account(s)  and any
other investment companies advised by PNC
Capital Advisors, LLC did not exceed (i) if purchased in an offering other than an Eligible Rule 144A Offering, 25% of the principal amount of the securities being offered, or (ii) if purchased in an Eligible Rule 144A Offering, 25% of the total of (A) the principal amount of the class of securities being offered that were sold by underwriters or members of the selling syndicate to qualified institutional buyers (as defined in Rule
144A(a)(1) under the Securities Act of
1933, as amended), plus (B) the principal amount of the class of securities being offered in any concurrent offering.
YES

h. No Affiliated Underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the purchase?
YES

      Portfolio Manager(s) (Name):    Tim Compan

             Signature(s):
     Date:   11/5/2012

      Board of Trustees Review Date (PNC Funds & PNC Advantage
Funds):

Account Information (please list accounts below or attach a worksheet with the following information included):

Account   Qty/Par   Exec Price
carm0009   460,000   99.973
carm0016   1,205,000   99.973
carm0034   850,000   99.973
carm0fi7   75,000   99.973
cn000072   100,000  99.973
cn000172   40,000   99.973
cn000498   55,000   99.973
cn000515   260,000  99.973
cn000519   30,000   99.973
cn000813   45,000   99.973
cn000953   30,000   99.973
cn000954   30,000   99.973
cn000958   105,000  99.973
cn000959   55,000   99.973
cn001025   60,000   99.973
cn001457   35,000   99.973
cn001459   75,000   99.973
cp000498   100,000  99.973
cp000660   55,000   99.973
cp000663   95,000   99.973
cp000664   40,000   99.973
cp001040   100,000  99.973
cp001253   325,000  99.973
cp001261   35,000   99.973
cp001388   30,000   99.973
cp001394   40,000   99.973
cp001409   30,000   99.973
cp002190   30,000   99.973
cp003568   40,000   99.973
cp003570   25,000   99.973
cp004150   85,000   99.973
cp004230   65,000   99.973
cp005072   195,000  99.973
cp005270   35,000   99.973
cp005328   30,000   99.973
cp005512   35,000   99.973
cp005862   55,000   99.973
cp006147   35,000   99.973
cp006887   25,000   99.973
cp007327   35,000   99.973
cp007445   155,000  99.973
cp007575   70,000   99.973
cp007605   45,000   99.973
cp007615   65,000   99.973
cpx01402   80,000   99.973
cpx04086   30,000   99.973
cpx04396   35,000   99.973
cpx04422   65,000   99.973
cx000002   25,000   99.973
cx000015   65,000   99.973
cx000038   60,000   99.973
cx000043   825,000  99.973
cx000135   45,000   99.973
cx000209   90,000   99.973
cx000244   95,000   99.973
cx000301   35,000   99.973
cx000318   35,000   99.973
cx000324   65,000   99.973
cx000330   65,000   99.973
cx000332   485,000  99.973
cx000333   370,000  99.973
cx000338   80,000   99.973
cx000350   30,000   99.973
cx000365   35,000   99.973